UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 31, 2005

TARRANT APPAREL GROUP
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA (State or Other Jurisdiction of Incorporation)	0-26006 (Commission File Number)	95-4181026 (I.R.S. Employer Identification No.)

3151 EAST WASHINGTON BOULEVARD LOS ANGELES, CALIFORNIA (Address of Principal Executive Offices)	90023 (Zip Code)

(323) 780-8250
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On August 31, 2005, we amended our letter of credit facility with UPS Capital Global Trade Finance Corporation, or UPSC. Our subsidiaries in Hong Kong, Tarrant Company Limited, Marble Limited and Trade Link Holdings Limited (each, a “HK Subsidiary” and collectively, the “HK Subsidiaries”), entered into a Fourteenth Deed of Variation to Syndicated Letter of Credit Facility with UPSC on August 31, 2005 (the “Facility Amendment”). The Facility Amendment amended the HK Subsidiaries’ previously existing letter of credit facility with UPSC, pursuant to which our HK Subsidiaries may arrange for the issuance letters of credit and acceptances, to, among other things, extend the expiration date of the facility from August 31, 2005 to October 31, 2005, immediately reduce the maximum amount of borrowings under the facility to $14.5 million and further reduce the maximum amount of borrowings under the facility to $14 million commencing on October 1, 2005. In connection with this amendment, we paid UPSC a fee of $25,000.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2005	TARRANT APPAREL GROUP By: /s/ Corazon Reyes ______________________________________ Corazon Reyes, Chief Financial Officer

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